UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

Jernigan Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650		38119
(Address of Principal Executive Offices)		(Zip Code)

(901) 567-9510
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	JCAP	New York Stock Exchange

7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share	JCAP PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company.

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.  Other Events.

On December 18, 2019, Jernigan Capital, Inc. (the “Company”) and Jernigan Capital Operating Company, LLC (the “Operating Company”) entered into an Equity Distribution Agreement, dated December 18, 2019 (the “Equity Distribution Agreement”), by and among the Company, the Operating Company, JCAP Advisors, LLC, the Company’s external manager, and Raymond James & Associates, Inc. (“Raymond James”), Jefferies LLC (“Jefferies”), KeyBanc Capital Markets Inc. (“KeyBanc Capital Markets”), Robert W. Baird & Co. Incorporated (“Baird”), BMO Capital Markets Corp. (“BMO Capital Markets”), B. Riley FBR, Inc. (“B. Riley”) and Stifel, Nicolaus & Company (together with Raymond James, Jefferies, KeyBanc Capital Markets, Baird, BMO Capital Markets and B. Riley, the “Agents”) in connection with the commencement of an at-the-market continuous equity offering program (the “Program”). Pursuant to the terms and conditions of the Equity Distribution Agreement, the Company may, from time to time, issue and sell through or to the Agents, shares of its common stock, $0.01 par value per share, having an aggregate offering price of up to $100,000,000 (the “Shares”).

Sales of the Shares, if any, under the Equity Distribution Agreement may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker. The Company or either of the Agents may at any time suspend the offering or terminate the Equity Distribution Agreement pursuant to the terms of the Equity Distribution Agreement. The actual sale of Shares under the Program will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Equity Distribution Agreement or terminate the Equity Distribution Agreement.

Each Agent will be entitled to a commission that will not exceed, but may be lower than, 2.0% of the gross offering proceeds of Shares sold through it as agent. Under the terms of the Equity Distribution Agreement, the Company also may sell Shares to each Agent as a principal, pursuant to a separate agreement, for its own account at a price agreed upon in writing at the time of sale.

Each of the Agents has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to execute any order that the Company submits to it under the Equity Distribution Agreement and with respect to which such Agent has agreed to act as the Company’s agent.

The Company intends to contribute the net proceeds from the sale of Shares under the Program to the Operating Company in exchange for units of limited liability company interest in the Operating Company. The Operating Company intends to use any net proceeds from the sale of Shares under the Equity Distribution Agreement to fund its investments and for general corporate purposes, including potential debt repayments.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-231374), and a prospectus supplement relating to the Shares that was filed with the Securities and Exchange Commission on December 18, 2019. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Equity Distribution Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated December 18, 2019, by and among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC, JCAP Advisors, LLC, and Raymond James & Associates, Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., B. Riley FBR, Inc. and Stifel, Nicolaus & Company.
5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERNIGAN CAPITAL, INC.

Dated: December 18, 2019	By:	/s/ John A. Good
John A. Good
Chief Executive Officer